UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

May 13, 2008

Jamba, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32552	20-2122262
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6475 Christie Avenue, Suite 150, Emeryville, California 94608

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(510) 596-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities

As previously disclosed in Form 8-K filed on May 15, 2008, Jamba, Inc. (the “Company”) made the determination to reduce the Company’s workforce and close certain underperforming Company stores. At the time of filing, the Company was unable in good faith to make a determination of an estimate or range of estimates required by paragraphs (b), (c) and (d) of Item 2.05 of Form 8-K with respect to the charges related to the lease terminations and closings of these 10 stores and lease terminations of 7 signed leases for un-built stores. The Company has filed this information, as well as an update on its store closing and cost reduction plan in its Form 8-K dated August 28, 2008 and the information set forth therein relating to these lease termination and store closures is incorporated herein by reference.

Forward-Looking Statement. This Current report on Form 8-K contains forward-looking statements relating to the U.S. Company-operated store closures, including statements regarding the timing of store closures, charges and expenses relating to the store closures and the related impact to partners, as well as plans regarding net new Company-operated stores for fiscal 2009. These forward-looking statements, as well as the underlying estimates and assumptions relating to such statements, are based on currently available operating, financial and competitive information and are subject to a number of significant risks and uncertainties. Actual future results may differ materially depending on a variety of factors including, but not limited to, risks related to achieving expected costs savings, income tax and other benefits associated with the store closures in the anticipated time frame, if at all, and the risks detailed in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of Jamba Juice Annual Report on Form 10-K for the fiscal year ended January 1, 2008 and of Jamba Juice Quarterly Report on Form 10-Q for the fiscal quarter ended April 22, 2008. The Company assumes no obligation to update any of these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMBA, INC.

Date: August 28, 2008	By:	/s/ KAREN L. LUEY
Name: Karen L. Luey
Title: Senior Vice President, Chief Financial Officer